As filed with the Securities  and Exchange Commission on March
   _, 1996.


                    Registration No. 33-58705


                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                           POST-EFFECTIVE
                          AMENDMENT NO. 1
                                 TO
                              FORM S-3
                       REGISTRATION STATEMENT
                               under
                     THE SECURITIES ACT OF 1933


                CHIQUITA BRANDS INTERNATIONAL, INC.
       (Exact name of registrant as specified in its charter)


     New Jersey                              04-1923360
   (State or other jurisdiction         (IRS Employer
   of incorporation or organization)    Identification No.)

                       250 East Fifth Street
                      Cincinnati, Ohio  45202
                           (513) 784-8011
                   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                       ROBERT W. OLSON, ESQ.
                  Vice President, General Counsel
                           and Secretary
                Chiquita Brands International, Inc.
                       250 East Fifth Street
                      Cincinnati, Ohio  45202
                           (513) 784-8332
                 (Name, address, including zip code, and telephone number,
                                     including area code, of agent for service)

                       EXPLANATORY STATEMENT


     Pursuant  to  this Post-Effective  Amendment  No.  1 to  its
   Registration Statement on Form S-3 (Registration Number 33-58705), Chiquita Brands International, Inc. deregisters 35,500 shares of its Capital Stock, $.33 par value, heretofore registered. The shares being deregistered were reacquired by the Company from the Selling Shareholder and have been retired.

                             SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, as of the 11th day of March, 1996.

                              CHIQUITA BRANDS INTERNATIONAL, INC.


                              BY: /s/
                                  William A. Tsacalis
                                  Vice President and Controller

               Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated as of the 11th day of March, 1996.

   Signature                  Title



     *                        Chairman of the
   Carl H. Lindner            Board and Chief Executive Officer



     *                        Director; President
   Keith E. Lindner           and Chief Operating Officer



     *                        Director
   S. Craig. Lindner




   /s/  Fred J. Runk          Director and Vice President
   Fred J. Runk



                              Director
   Jean H. Sisco

                              Director
   William W. Verity



                              Director
   Oliver W. Waddell



     *                        Director
   Ronald F. Walker



   /s/ Steven G. Warshaw      Executive Vice
   Steven G. Warshaw          President, Chief Administrative
                              Officer and Chief Financial Officer



   /s/ William A. Tsacalis    Vice President and
   William A. Tsacalis        Controller
                              (Chief Accounting Officer)




   *Pursuant to Power of Attorney



   /s/ William A. Tsacalis
   William A. Tsacalis
   Attorney-in-Fact